As filed with the Securities and Exchange Commission on November 13, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	7991	36-3228107
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
(773) 380-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LEE S. HILLMAN
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois 60631
(773) 380-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
IRV BERLINER
KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.
TOWER AT ERIEVIEW, SUITE 2600
1302 EAST NINTH STREET
CLEVELAND, OHIO 44114-1823
(216) 696-3311

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

CALCULATION OF REGISTRATION FEE

   ===================================================================================
                                |            | Proposed  |   Proposed   |
                                |            | Maximum   |   Maximum    |
                                |   Amount   | Offering  |   Aggregate  |  Amount of
     Title of each Class of     |   to be    | Price per |   Offering   | Registration
   Securities to be Registered  | Registered | Share (1) |   Price (1)  |     Fee
   -----------------------------|------------|-----------|--------------|-------------
   Common Stock, $.01 par value |            |           |              |
   per share (2)                |    5,275   |  $18.90   |    $99,698   |     $25
   ===================================================================================

  Determined based on the price per share of the Company’s Common Stock, $.01 par value per share ("Common Stock"), which shares of Common Stock will be sold to the public.

  Associated with the Common Stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

       Bally Total Fitness Holding Corporation ("Bally" or the "Company") has filed the following documents with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended, (the "1934 Act") which are incorporated herein by reference:

  Bally’s Annual Report on Form 10-K for the year ended December 31, 2000 and filed with the Commission on March 9, 2001 (file no. 0-27478);

  Bally’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and filed with the Commission on August 14, 2001 (file no. 0-27478);

  Bally’s current report on Form 8-K, filed with the Commission on November 6, 2001 (file no. 0-27478);

  Bally’s current report on Form 8-K, filed with the Commission on August 7, 2001 (file no. 0-27478);

  Bally’s current report on Form 8-K, filed with the Commission on February 22, 2001 (file no. 0-27478);

  Bally’s current report on Form 8-K, filed with the Commission on February 14, 2001 (file no. 0-27478);

  Bally's current report on Form 8-K, filed with the Commission on February 7, 2001 (file no. 0-27478); and

  the description of the common stock contained in Bally's Registration Statement on Form 8-A/A filed with the Commission on March 27, 1998 (file no. 0-27478).

       All documents filed by the Company, pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement. Any information incorporated by reference shall be modified or superseded by any information contained in this registration statement or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this registration statement as the information has been so modified or superseded.

Item 4.       Description of Securities.

       Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

       Not Applicable.

Item 6.       Indemnification of Directors and Officers.

       Section 145 of the Delaware General Corporation Law permits the indemnification of the directors and officers of the Company. Bally's By-laws provide that we will indemnify our officers, directors, employees and agents to the extent permitted by the Delaware law.

       Bally's Certificate of Incorporation provides for the indemnification of directors and officers of Bally, and persons who serve or served at the request of Bally as a director, officer, employee or agent of another corporation, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties in amounts paid or to be paid in settlement) reasonably incurred with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, provided, however, that Bally shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board of Directors. In the event a claim for indemnification by any person has not been paid in full by Bally after written request has been received, the claimant may at any time thereafter bring suit against Bally to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The right to indemnification conferred in Bally’s Certificate of Incorporation is a contract right and includes the right to be paid by Bally the expenses incurred in defending any such proceeding in advance of its final disposition. Bally maintains insurance, to protect itself and any director, officer, employee or agent of Bally against any such expense, liability or loss, whether or not Bally would have the power to indemnify such person against such expense, liability or loss under state law.

       Bally has entered into indemnification agreements with each of its directors and officers. The indemnification agreements required, among other things, Bally to indemnify the officers and directors to the fullest extent permitted by law, and to advance to such directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Bally also indemnifies and advances all expenses incurred by such directors and officers seeking to enforce their rights under the indemnification agreements, and covers directors and officers under Bally’s directors’ and officers’ liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in Bally’s Certificate of Incorporation, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or stockholders of Bally to eliminate the rights provided therein.

Item 7.       Exemption from Registration Claimed.

       Not Applicable.

Item 8.       Exhibits.

4.1	Nautilus Plus Of Oregon, Inc. Employee Stock Ownership Plan.

5.1	Opinion of Ronald E. Siegel, Associate General Counsel of the Company.

5.2	Internal Revenue Service Letter of Determination.

23.1	Consent of Ernst & Young LLP, independent public accountants.

23.2	Consent of Ronald E. Siegel, Associate General Counsel of the Company (contained in opinion filed as exhibit 5.1).

Item 9.       Undertakings.

      (a)       The undersigned registrant hereby undertakes:

                 (1)       To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(ii) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 434(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii)  To include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                 (2)       That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)       To remove from registration by means of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

      (b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized in the City of Chicago, State of Illinois, on November 12, 2001.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:	/s/ John W. Dwyer

John W. Dwyer
Executive Vice President and Chief
Financial Officer

       KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Lee S. Hillman and John W. Dwyer, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent or their substitute may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lee S. Hillman	Chairman of the Board of Directors,	November 12, 2001
Chief Executive Officer, and President
Lee S. Hillman	(Principal Executive Officer)

/s/ John W. Dwyer	Executive Vice President and Chief	November 12, 2001
Financial Officer (Principal Financial
John W. Dwyer	Officer)

/s/ Theodore P. Noncek	Vice President, Controller (Principal	November 12, 2001
Accounting Officer)
Theodore P. Noncek

/s/ George N. Aronoff	Director	November 12, 2001

George N. Aronoff

	Director	November 12, 2001

Aubrey C. Lewis

/s/ J. Kenneth Looloian	Director	November 12, 2001

J. Kenneth Looloian

/s/ James F. McAnally, M.D.	Director	November 12, 2001

James F. McAnally, M.D.

/s/ Liza M. Walsh	Director	November 12, 2001

Liza M. Walsh

EXHIBIT 4.1

NAUTILUS PLUS OF OREGON, INC.
EMPLOYEE STOCK OWNERSHIP PLAN

TABLE OF CONTENTS

Section
Page

1.
Nature of the Plan
1

2.
Definitions
2

3.
E1igibility and Participation
9

4.
Contributions
11

5.
Investment of Trust Assets
13

6.
Allocations to Participants'
Accounts
16

7.
Allocation Limitations
21

8.
Voting Company Stock
25

9.
Disclosure to Participants
26

10.
Vesting and Forfeitures
27

11.
When Capital Accumulation
Will Be Distributed
31

12.
In-Service Distributions
34

13.
How Capital Accumulation
Will Be Distributed
36

14.
Rights, Options and
Restrictions on Company Stock
40

15.
No Assignment of Benefits
42

16.
Administration
42

17.
Claims Procedure
47

18.
Limitation on participants' Rights
48

19.
Future of the Plan
49

20.
Top-heavy Contingency Provisions
51

21.
Governing Law
54

22.
Execution
54

NAUTILUS PLUS OF OREGON, INC.

EMPLOYEE STOCK OWNERSHIP PLAN

Section 1.
Nature of the Plan.

The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of Nautilus Plus of Oregon, Inc. (the "Company") and to
provide Participants with an opportunity to accumulate capital for their future economic security. The primary purpose of the Plan is to enable Participants to acquire stock ownership interests in the Company. Therefore, the Trust established under the Plan is designed to invest primarily in Company Stock.

The Plan is also designed to be available as a technique of corporate finance to the Company. Accordingly, it may be used to accomplish the following objectives:

(a)
To provide
Participants with beneficial ownership of Company Stock, substantially in proportion to their relative Compensation; and

(b)
To receive loans (or
other extensions of credit) to finance the acquisition of Company Stock, with such loans to be repaid by Employer Contributions to the Trust and other permissible sources (such as dividends on Company Stock)

The Plan is hereby adopted effective as of the Effective Date as a combination of a money purchase pension plan (the "Fixed Contribution Portion’) and a stock bonus plan (the "Variable Contribution Portion"), both of which are qualified under Section 401(a) of the Code and which together constitute an employee stock ownership plan under Section 4975(e) (7) of the Code.

All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related
Trust Agreement. The Plan is administered by individual trustees ("Trustees")
for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.
Definitions.

In the text of the Plan, where a provision is intended to apply to the entire
Plan, the term "Plan" is used. Where a provision is intended to apply to one portion of the Plan but not the other, the term "Fixed Contribution Portion" or
"Variable Contribution Portion," as the case may be, is used.

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms "he," "his" and "him" shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account
One of several
accounts maintained to record the interest of a Participant under the Plan. See
Section 6.

Acquisition Loan
A loan (or other
extension of credit) used by the Trust to finance the acquisition of Company
Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in ERISA) or a disqualified person (as defined in the Code). See Section 5(b)

Affiliate Company
Any
corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which the Company is also a member, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of Section 414(c) of the Code) or any corporation, trade or business which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is also a member, and any other entity required to be aggregated with the Company pursuant to regulations issued by the Secretary of the Treasury or his delegate under Section 414(o) of the Code.

Allocation Date
September 30
(the last day of each Plan Year).

Approved Absence
A leave of
absence (without pay) granted to an Employee by the Company under its established leave policy. See Section 3 (c).

Beneficiary
The person (or
persons) entitled to receive any benefit under the Plan in the event of a
Participant’s death. See Section 13 (c).

Board of Directors
The Board of
Directors of the Company.

Break in Service
A Plan
Year in which an Employee is not credited with more than 500 Hours of Service as a result of his termination of Service. See Section 10(e).

Capital Accumulation
A
Participant’s vested, nonforfeitable interest in his Accounts under the
Plan. Each Participant’s Capital Accumulation shall be determined in accordance with the provisions of Section 10 and distributed in accordance with
Sections 11, 12 and 13.

Cash Account
The Account
which reflects each Participant’s interest under the Plan attributable to
Trust Assets other than Company Stock. See Section 6.

Code
The Internal
Revenue Code of 1986, as amended.

Company
Nautilus Plus of
Oregon, Inc., and any other corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which it is also a member, any trade or business (whether or not incorporated) which is under common control with it (within the meaning of Section 414(c) of the Code)
or any corporation, trade or business which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which it is also a member, and any other entity required to be aggregated with it pursuant to regulations issued by the Secretary of the Treasury or his delegate under
Section 414(o) of the Code.

Company Stock
Shares of
capital stock issued by the Company, which must be voting common stock (or preferred stock convertible into voting common stock) and constitute
"employer securities" under Section 409(1) of the Code.

Compensation
The total
wages and other compensation paid to an Employee by the Company during the Plan
Year, including amounts deferred by the Employee into a "cash or deferred arrangement" described in Section 401(k) of the Code or into a plan described in Section 125 of the Code, but excluding travel and automobile expense reimbursements and allowances and any amount in excess of $150,000 (as adjusted for increases in the cost of living pursuant to Section

401(a) (17) of
the Code). For purposes of applying this $150,000 limit, the Compensation of a
5% owner or of a Highly Compensated Employee who is one of the ten most highly compensated Highly Compensated Employees shall be aggregated with the
Compensation of his spouse and his lineal descendants who are under age 19 and shall be attributed among them in proportion to their relative levels of
Compensation.

Credited Service
The number
of Plan Years in which an Employee is credited with at least 1000 Hours of
Service, including 25% of his Service prior to October 1, 1995 up to a maximum of two years of Credited Service.

Disability
Disability means
the Participant, due to a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the
Trustee considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member of function of the body, or is permanently disfigured, and incurs a Separation from Service.
The Plan considers a Participant disabled on the date the Trustee determines the
Participant satisfies the definition of disability. The Trustee may require a
Participant to submit to a physical examination in order to confirm disability.

Early Retirement
Termination of
Service following the Participant’s attainment of age 60 and completion of 15 years of Service.

Effective Date
October 1, 1995.

Employee
Any common-law
employee of the Company. A leased employee, as described in Section 414(n) of the Code, is not an Employee for purposes of the Plan (unless the inclusion of such Employee is necessary to enable the Plan to comply with Sections 401(a)
(26) and 410(b) of the Code)

Employer Contributions
Payments made to
the Trust by the Company. See Section 4.

ERISA
The Employee
Retirement Income Security Act of 1974, as amended.

Fair Market Value
The fair
market value of Company Stock, as determined by the Trustee for all purposes under the Plan based upon a valuation by an independent appraiser (as defined in
Section 401(a) (28) (C) of the Code).

Financed Shares
Shares of
Company Stock acquired by the Trust with the proceeds of an Acquisition Loan.

Fixed Contributions
Employer Contributions
under the Fixed Contribution Portion of the Plan in the amount set forth in
Section 4 (a).

Fixed Contribution Portion
The portion of the Plan
which constitutes a money purchase pension plan under Section 401(a) of the
Code.

Forfeiture
Any portion of a
Participant’s Accounts which does not become a part of his Capital
Accumulation and which is forfeited under Section 10 (b).

Highly Compensated Employee
Any Employee who, during
the Plan Year or preceding Plan Year: (A) was a 5% owner at any time; (B)
received Compensation in excess of $99,000 (as adjusted after 1994 to take into account any cost-of-living adjustment provided for that year); (C) received
Compensation in excess of $66,000 (as adjusted after 1994 to take into account any cost-of-living adjustment provided for that year) and was in the top 20% of
Employees when ranked on the basis of Compensation for that year; (D) was an officer of the Company at any time during that year and received Compensation of more than 50% of the Code Section 415 (b) (1) (A) limitation in effect for that year; or (E) was the spouse, lineal ascendant or descendent, or spouse of a lineal ascendant or descendent of an Employee who was a 5% owner or one of the
10 most Highly Compensated Employees. A former Employee will be considered a member of the Highly Compensated Group if such former Employee was a Highly
Compensated Employee either when he separated from Service with the Company or any time after he attained age 65. The determination of whether an Employee is a
Highly Compensated Employee will be made with reference to the definitions provided in Code Section 414(q) and any regulations issued by the Secretary of the Treasury thereunder. For purposes hereof, no more than 50 Employees or if lesser, the greater of 3 Employees or 10% of Employees shall be considered as officers of the Company. Where no Employee receives Compensation in excess of
$50,000, the highest-paid officer shall be treated as a Highly Compensated
Employee.

Hour of Service
Each hour of Service for
which an Employee is credited under the Plan, as described in Section 3(d).

Normal Retirement
Termination of Service on
or after the attainment by the Participant of age 65.

Participant
Any Employee or
former Employee who has met the applicable eligibility requirements of Section 3 and who has not yet received a complete distribution of his Capital
Accumulation.

Plan
Nautilus Plus of Oregon,
Inc. Employee Stock Ownership Plan, which includes the Plan, and the Trust
Agreement.

Plan Year
The 12-month
period ending on each Allocation Date and coinciding with the Company’s taxable year. The Plan Year shall be the "limitation year" for purposes of Section 415 of the Code.

Service
Employment with the Company.

Stock Account
The Account which reflects
each Participant's interest in Company Stock held under the Plan. See Section
6.

Trust
Nautilus Plus of Oregon,
Inc. Employee Stock Ownership Trust, created by the Trust Agreement entered into between the Company and the Trustees.

Trust Agreement
The Agreement between the
Company and the Trustees establishing the Trust and specifying the duties of the
Trustees.

Trust Assets
Company Stock (and other
assets, if any) held in the Trust for the benefit of Participants. See Section
5.

Trustees
The institution or
individuals (and any successor Trustees) appointed by the Board of Directors to hold the Trust Assets.

Variable Contribution
Employer Contributions
under the Variable Contribution Portion of the Plan in amounts determined by the
Board of Directors. See Section 4 (b).

Variable Contribution
Portion	The
portion of the Plan which constitutes a stock bonus plan under Section 401(a) of the Code.

Section 3.
Eligibility and Participation.

(a)   Each Employee on October 1, 1995 who was at least 21 years old and had been credited with at least 1000 Hours of Service became a Participant on that date. Each other Employee shall become a Participant on the April 1 or
October 1 coinciding with or next

following the date on which
he completes one year of Service (in which he is credited with at least 1,000
Hours of Service), and is 21 years old. For purposes hereof, the eligibility computation period shall be the 12-month period following the date on which the
Employee is first credited with an Hour of Service and each Plan Year following such date.

An Employee whose terms of Service are covered by a collective bargaining agreement is not eligible to participate in the ESOP unless the terms of such agreement specifically provide for coverage under the Plan. If an Employee becomes covered by a collective bargaining agreement, he will not be eligible to participate in the Plan as of any Allocation Date while he becomes so covered, unless the agreement otherwise provides.

(b)   A Participant shall be entitled to share in the allocation of
Employer Contributions and Forfeitures for each Plan Year in which he is credited with at least 1,000 Hours of Service.

(c)   A former Employee who is reemployed by the Company and has previously satisfied the eligibility requirements of Section 3(a) shall become a
Participant as of the date of his reemployment. An Employee who is on an
Approved Absence shall not become a Participant until the end of his Approved
Absence, but a Participant who is on an Approved Absence shall continue as a
Participant during the period of his Approved Absence. An Employee’s
Service will not be deemed to have terminated as the result of an Approved
Absence, but failure to return to work by the end of an Approved Absence will constitute a termination of Service as of the beginning of the Approved Absence.

(d)   Hours of Service - For purposes of determining the Hours of
Service to be credited to an Employee under the Plan, the following rules shall be applied:

(1)
Hours of Service shall
include each Hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties;

each Hour of Service for which an
Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, maternal or paternal leave or paid leave of absence; and each additional Hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

(2)
The crediting of Hours
of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

(3)
Hours of Service shall
not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

Section 4.
Contributions.

(a)   Fixed Contributions - For the Plan Year ending September
30, 1996, Employer Contributions under the Fixed Contribution Portion shall be paid to the Trustees in an amount equal to 10% of the Compensation of all
Participants entitled to share in the allocation of Employer Contributions for that Plan Year. For each Plan Year thereafter, Employer Contributions under the
Fixed Contribution Portion shall equal 1% of the Compensation of all such
Participants.

(b)   Variable Contributions - Employer Contributions under the
Variable Contribution Portion shall be paid to the Trustees for each Plan Year in such amounts (or under such formula) as may be determined by the Board of
Directors. Such Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant’s Accounts by reason of the allocation limitations described in Section 7(a) or in amounts which are not deductible under Section 404(a) of the Code.

(c)   Payment of Employer Contributions - Employer
Contributions for each Plan Year

shall be paid to the
Trustees not later than the due date (including extensions) for filing the
Company’s Federal income tax return for that Plan Year; provided, however, that Fixed Contributions shall be paid not later than the date required by
Section 412(c) (10) of the Code. Employer Contributions may be paid in cash and/or in shares of Company Stock, as determined by the Board of Directors;
provided, however, that the Board of Directors may determine that Employer
Contributions may be paid as provided in Section 5(c) with notice to the
Trustees. The amount of any Employer Contributions that are paid in the form of shares of Company Stock shall be based upon Fair Market Value as of the date such shares are issued to the Trust.

(d)   Return of employer Contributions - Any Employer
Contributions which are not deductible under Section 404(a) of the Code shall be returned to the Employer by the Trustees (upon the direction of the Board of
Directors) within one year after the deduction is disallowed or after it is determined that the deduction is not available. In the event that Employer
Contributions are paid to the Trust by reason of a mistake of fact, such
Employer Contributions shall be returned to the Employer by the Trustees within one year after the payment to the Trust.

(e)   Participant Contributions - No Participant shall be
required or permitted to make contributions to the Trust.

Section 5.
Investment of Trust Assets.

(a)   In General. Trust Assets may be invested by the Trustees
primarily (or exclusively) in Company Stock. Employer Contributions and any
other cash held as Trust Assets may be used to acquire shares of Company Stock from any Company shareholder or from the Company. The Trustees may also invest
Trust Assets in such other prudent investments as they deem to be desirable for the Trust, or such Trust Assets may be held temporarily in cash. All purchases of Company Stock by the Trustees shall be made only at prices which do not exceed Fair Market Value as
of the date of purchase. The Trustees may invest and hold up to 100% of the
Trust Assets in Company Stock.

(b)   Acquisition Loans - The Trustees may incur Acquisition
Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Financed Shares shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire Financed Shares in a single transaction shall be treated as one Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.

An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other Trust Assets may be pledged as collateral for an
Acquisition Loan, and no lender shall have recourse against Trust Assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed
Shares must provide for the release of the shares so pledged as payments on the
Acquisition Loan are made by the Trustees and such Financed Shares are allocated to Participants’ Stock Accounts under Section 6. If the lender is a party in interest (as defined in ERISA) or a disqualified person (as defined in the
Code), the Acquisition Loan must also provide for a transfer of Trust Assets to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

(c)   Acquisition Loan Payments. Payments of principal and/or
interest on any Acquisition Loan shall be made by the Trustees only from
Employer Contributions paid in cash to enable the Trust to repay such
Acquisition Loan, from any earnings attributable to such Employer Contributions, and from any cash dividends received by the Trust on the Financed Shares
(whether allocated or unallocated) purchased with the proceeds of such
Acquisition Loan;

moreover, payments made by
the Trustees with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan
Year and prior Plan Years, less the amount of such payments for prior Plan
Years. If the Company is not the lender with respect to an Acquisition Loan, the
Company may elect (with written notice to the Trustees) to make payments on the
Acquisition Loan directly to the lender and to treat such payments as Employer
Contributions.

(d)   Sales of Company Stock. Subject to the approval of the
Board of Directors, the Trustees may sell shares of Company Stock to any person
(including the Company), provided that any such sale must be made at a price not less than Fair Market Value as of the date of the sale. Notwithstanding the provisions of Section 5(c), the Trustees may apply the proceeds from the sale of
Financed Shares (remaining in the Loan Suspense Account) to repay the
Acquisition Loan (incurred to finance the purchase of the Financed Shares) in the event of the sale of the Company or the termination of the Plan or if the
Plan ceases to be an employee stock ownership plan under Section 4975(e) (7) of the Code. In the event the Trustees are unable to make payments of principal and/or interest on an Acquisition Loan when due (other than a loan from the
Company which has no corresponding extension of credit to the Company by a third party lender), the Trustees may sell any Financed Shares that have not yet been allocated to Participants’ Stock Accounts or to obtain a new Acquisition
Loan in an amount sufficient to make such payments. Any sale of Company Stock under this Section 5(d) must comply with the fiduciary duties applicable to the
Trustees under Section 404(a) (1) of ERISA.

Section 6.
Allocations to Participants' Accounts.

A Stock Account and a Cash Account shall be maintained to reflect the interest of each Participant under the Plan that is attributable to Employer
Contributions and Forfeitures.

Stock Account - The Stock Account maintained for each Participant will be credited annually with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as Employer Contributions, with any Forfeitures of Company Stock and with any stock dividends on Company Stock allocated to his Stock Account.

Cash Account - The Cash Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of Company Stock, with any Forfeitures from Cash Accounts, with any cash dividends on Company Stock allocated to his Stock Account (other than currently distributed dividends) and any net income (or loss) of the Trust. Such
Account will be debited for the Participant’s share of any cash payments made by the Trustees for the acquisition of Company Stock or for the payment of any principal and/or interest on an Acquisition Loan.

The allocations to Participants' Accounts for each Plan Year will be made as follows:

(a)   Employer Contributions and Forfeitures - Fixed
Contributions under Section 4(a) for each Plan Year will be allocated as of the
Allocation Date among the Accounts of Participants so entitled under Section
3(b) in an amount equal to the percentage of Compensation of each such
Participant as set forth in Section 4 (a). Variable Contributions under Section
4 (b) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under
Section 3 (b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitations described in Section 7.

(b)   Financed Shares - Any Financed Shares acquired by the
Trust shall initially be

credited to a "Loan
Suspense Account" and will be allocated to the Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustees. The number of
Financed Shares to be released from the Loan Suspense Account for allocation to
Participants’ Stock Accounts for each Plan Year shall be determined by multiplying the number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year by a fraction. The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year. The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan
Years. For this purpose, the interest to be paid or accrued in future years is to be computed by using the interest rate in effect as of the current Allocation
Date.

The Trustees may elect (as to each Acquisition Loan), or the provisions of the
Acquisition Loan may provide for, the release of Financed Shares from the Loan
Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan. This method may be used only to the extent that: (1) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years;
(2) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (3) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

In each Plan Year in which Trust Assets are applied to make payments on an
Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 6(b) shall be allocated among the
Stock Accounts of Participants based

upon the source of funds
(Employer Contributions, earnings attributable to such Employer Contributions, and cash dividends on Financed Shares allocated to Participants’ Stock
Accounts or cash dividends on Financed Shares credited to the Loan Suspense
Account) used to make the payments on the Acquisition Loan.

If cash dividends on Financed Shares allocated to a Participant’s Stock
Account are used to make payments on an Acquisition Loan, Financed Shares
(representing that portion of such payments and whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense
Account shall be allocated to that Participant’s Stock Account.

(c)   Net Income (or Loss) of the Trust - The net income (or
loss) of the Trust for each Plan Year will be determined as of the Allocation
Date. Prior to the allocation of Employer Contributions and Forfeitures for the
Plan Year, each Participant’s share of any net income (or loss) will be allocated to his Cash Account in the ratio that the total balances of his
Accounts on the preceding Allocation Date (reduced by any distribution of
Capital Accumulation during the Plan Year) bears to the sum of such Account balances for all Participants as of that date. The net income (or loss) of the
Trust includes the increase (or decrease) in the fair market value of Trust
Assets (other than Company Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on
Company Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

(d)   Dividends on Company Stock - Any cash dividends received
on shares of Company Stock allocated to Participants’ Stock Accounts will be allocated to the respective Cash Accounts of such Participants. Any cash dividends received on unallocated shares of Company Stock (including any
Financed Shares credited to the Loan Suspense Account) shall be allocated in the same
manner as Employer Contributions described in Section 6(a). Any stock dividends received on Company Stock shall be credited to the Accounts (including the Loan
Suspense Account) to which such Company Stock was allocated. Any cash dividends which are currently distributed to Participants (or their Beneficiaries) under
Section 12 shall not be credited to their Cash Accounts.

(e)   Accounting for Allocations -1The Trustees shall establish
accounting procedures for the purpose of making the allocations to
Participants’ Accounts provided for in this Section 6. The Trustees shall maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant’s Stock Account. The Trustees shall also keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition
Loan. From time to time, the Trustees may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the
Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.
Allocation Limitations.

(a)   Limitation on Annual Additions - The Annual Additions for
each Plan Year with respect to any Participant may not exceed the lesser of:

(1)
25% of his Compensation; or

(2)
$30,000, as may be
increased pursuant to Section 415(c) (1) (A) to the Code.

For this purpose,
"Annual Additions" shall be the total of Employer Contributions and
Forfeitures (including any income attributable to Forfeitures prior to their reallocation) allocated to the Accounts of a Participant for the Plan Year,
except as provided in Section 7 (b), plus the

 amount of any contributions and
forfeitures allocated to his accounts under a related defined contribution plan.
The term "related defined contribution plan" means any defined contribution plan (as defined in Section 414(i) of the Code) which is maintained by the Company or an Affiliate Company. In determining Annual Additions,
Forfeitures of Company Stock shall be included at the Fair Market Value as of the Allocation Date.

In addition, for any Participant ever covered under a defined benefit pension plan which the Company ever maintained or to which it ever contributed, Employer
Contributions and Forfeitures may not be allocated to his Accounts (under this
Plan) in amounts which would cause the limitations described in Section 415(e)
of the Code to be exceeded for any Plan Year.

If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of these limitations would exceed the amount set forth in these limitations, the allocations to his Accounts under this Plan shall be limited to amounts which would not cause these limitations to be exceeded.

Any Forfeitures which can be allocated to no Participant’s Accounts by reason of this limitation shall be credited to a "Forfeiture Suspense Account"
and allocated as Forfeitures under Section 6(a) for the next succeeding Plan
Year (prior to the allocation of Employer Contributions for such succeeding Plan
Year).

(b)   Special Acquisition Loan Rules - Any Employer
Contributions which are used by the Trust (not later than the due date, including extensions, for filing the Company’s Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed
Shares which are allocated as Forfeitures, shall not be included as Annual
Additions under Section 7 (a); provided, however, that the provisions of this
Section 7(b) shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly

Compensated
Employees; the Trustees shall limit such Employer Contributions to the extent necessary to satisfy this special rule.

(c)   Limitation on Electing Shareholder - If a shareholder
sells Company Stock to the Trust and elects (with the consent of the Company)
nonrecognition of gain under Section 1042 of the Code, no portion of Company
Stock purchased in any such transaction (or any dividends or other income attributable thereto) may be allocated prior to the later of the tenth anniversary of the purchase or the Allocation Date as of which shares are released from the Loan Suspense Account as a result of the final payment on any
Acquisition Loan incurred in connection with such purchase to the Accounts of:

(1)
the selling shareholder; or

(2)
his spouse, brothers or
sisters (whether by the whole or half blood), ancestors or lineal descendants
(except as to certain lineal descendants, to the extent provided in Section
409(n)(3)(A) of the Code), or any other person who bears a relationship to him that is described in Section 267(b) of the Code.

In addition, no portion of Company Stock purchased in any such transaction (or any dividends or other income attributable thereto) may thereafter be allocated to the Accounts of any Participant owning (as determined under Section 318(a) of the Code, without regard to Section 318(a) (2) (B) (i) of the Code), during the entire one-year period preceding the purchase or on any Allocation Date, more than 25% of any class of outstanding Company Stock or of the total value of any class of outstanding Company Stock.

To the extent that a Participant is subject to the allocation limitation described in this Section 7(c) for a Plan Year, he shall not share in the allocation of Employer Contributions or Forfeitures related to (or in lieu of)
such shares of Company Stock.

Section 8.
Voting Company Stock.

Shares of Company Stock in the Trust shall be voted by the Trustees in such manner as they determined. Notwithstanding the preceding sentence, with respect to any corporate matter which involves the voting of such shares at a shareholder meeting and which constitutes a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or a similar transaction specified in regulations under Section 409(e) (3) of the Code, however, each
Participant (or Beneficiary) will be entitled to give confidential instructions as to the voting of shares of Company Stock then allocated to his Stock Account in accordance with procedures established by the Trustees. In that event, any allocated Company Stock with respect to which voting instructions are not given, and shares of Company Stock which are not then allocated to Participants’
Stock Accounts, shall be voted in the manner determined by the Trustees.

Instructions to the Trustees for voting of allocated shares of Company Stock shall be made by written ballot distributed pursuant to procedures established by the Trustees. No participant may give such instruction by proxy.

Section 9.
Disclosure to Participants.

(a)   Summary Plan Description - Each Participant shall be
furnished with the summary plan description of the Plan required by Sections
102(a) (1) and 104(b) (1) of ERISA. Such summary plan description shall be updated from time to time as required under ERISA and Department of Labor regulations thereunder.

(b)   Summary Annual Report - Within nine months after each
Allocation Date, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b) (3) of ERISA, in the form prescribed in regulations of the Department of Labor.

(c)   Annual Statement - Following each Allocation Date, each
Participant shall be furnished with a statement reflecting the following information:

(1)
The balances (if
any) in his Accounts as of the beginning of the Plan Year.

(2)
The amount of Employer
Contributions and Forfeitures allocated to his Accounts for that Plan Year.

(3)
The adjustments to his
Accounts to reflect his share of dividends (if any) on Company Stock and any net income (or loss) of the Trust for that Plan Year.

(4)
The new balances in his
Accounts, including the number of shares of Company Stock allocated to his Stock
Account and the Fair Market Value thereof as of that Allocation Date.

(5)
His number of years of
Credited Service and his vested percentage in his Account balances (under
Section 10) as of that Allocation Date.

(d)   Additional Disclosure - The Company shall make available
for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual report of the Plan filed (on Form 5500) with the Internal
Revenue Service. Upon written request of any Participant, the Company shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the Department of
Labor.

Section 10.
Vesting and Forfeitures.

(a)   Vesting -

      (1)   A Participant shall become
vested and nonforfeitable in his Accounts in accordance with the following schedule:

Nonforfeitable

Credited Service

Percentage

Less than Two Years

0%

Two Years

10%

Three Years

20%

Four Years

40%

Five Years

60%

Six Years

80%

Seven Years or More

100%

      (2)    Notwithstanding Section
10(a) (1), each Participant’s interest in his Accounts shall become 100%
vested and nonforfeitable without regard to his Credited Service if he (A)
elects Early Retirement, (B) is employed by the Company on or after the date he attains age 65, (C) incurs a Disability while employed by the Company, or (D)
dies while employed by the Company.

(b)   Forfeitures - Any portion of the final balances in a
Participant’s Accounts which is not vested (and does not become part of his
Capital Accumulation) will become a Forfeiture upon the earlier of the date his
Capital Accumulation is distributed in full or the occurrence of a five-consecutive-year Break in Service. For this purpose, a Participant who is not vested shall be deemed to have received a complete distribution of his
Capital Accumulation on the date on which he terminates Service. Forfeitures shall first be charged against a Participant’s Cash Account, with any remaining balance charged against his Stock Account (at Fair Market Value)
Financed Shares shall be forfeited only after other shares of Company Stock have been forfeited. All Forfeitures will be reallocated to the Accounts of remaining
Participants, as provided in Section 6(a), as of the Allocation Date of the Plan
Year in which the Forfeiture occurs.

(c)   Vesting Upon Reemployment - If a Participant who is not
100% vested receives a distribution of his Capital Accumulation prior to the occurrence of a five-consecutive-year Break in Service, and he is reemployed prior to the occurrence of such a Break in Service, the portion of his Accounts
which was not vested (including any restored Accounts) shall be maintained separately until he becomes 100% vested. His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

X-Y

100%-Y

For purposes of applying
this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

(d)   Break in Service - A one-year Break in Service shall
occur in a Plan Year in which an Employee is not credited with more than 500
Hours of Service as a result of his termination of Service. A five-consecutive-year Break in Service shall be five consecutive one-year Breaks in Service.

For purposes of determining whether a Break in Service has occurred, if an
Employee begins a maternity/paternity absence described in Section 411(a) (6)
(E) (i) of the Code, the computation of his Hours of Service shall include the
Hours of Service that would have been credited if he had not been so absent (or eight Hours of Service for each normal work day of such absence if the actual
Hours of Service cannot be determined). An Employee shall be credited for such
Hours of Service (up to a maximum of 501 Hours of Service) in the Plan Year in which such absence begins (if such crediting will prevent him from incurring a
Break in Service in such Plan Year) or in the next following Plan Year.

For purposes hereof, a maternity/paternity absence shall include (1) pregnancy of the individual, (2) birth of a child of the individual, (3) placement of a child with the individual in connection with an adoption, or (4) caring for a child described in subparagraphs (2) or (3) immediately following such a birth or placement.

(e)   Reemployment - If a former Employee is reemployed after a
one-year Break in

Service, the following
special rules shall apply in determining his Credited Service:

(1)
New Accounts
will be established to reflect his interest in the Plan attributable to Service after the Break in Service.

(2)
After he completes one
Plan Year of Credited Service following reemployment, his Credited Service with respect to his new Accounts will include his Credited Service accumulated prior to the Break in Service

(3)
If he is reemployed
after the occurrence of a five-consecutive-year Break in Service, Credited
Service after the Break in Service will not increase his vested interest in his
Accounts attributable to Service prior to the Break in Service.

(4)
If he is reemployed
after the occurrence of a five-consecutive-year Break in Service, and he had no vested interest under Section 10(a) at the time he terminated Service, Service prior to the Break in Service shall not be included in determining his Credited
Service.

Section 11.
When Capital Accumulation Will Be Distributed.

(a)   Except as otherwise provided in Sections 11(c) and 12, a
Participant’s Capital Accumulation will be distributed following his termination of Service, but only in the manner determined by the Trustees. If the value of a Participant’s Accounts exceeds $3,500, no portion of his-Accounts may be distributed to him before he attains age 65 without his written consent.

(b)   In the event of a Participant’s Early Retirement, Normal
Retirement, Disability or death while an Employee, distribution of his Stock
Account and Cash Account will commence no later than the Allocation Date of the
Plan Year following the Plan Year in which such Normal Retirement, Disability or death while an Employee occurs. If a Participant terminates Service for any other reason, distribution of his Stock Account and Cash Account will commence no later than the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates.

For purposes of this Section 11(b), if a Participant’s Stock Account includes Financed

Shares, such shares shall
not be deemed to be a part of his Capital Accumulation until the Allocation Date of the Plan Year in which the Acquisition Loan has been fully repaid.

The following alternative modes of distribution may be selected by the Trustees
(after considering the available liquid assets of the Company and the
Trust):

(1)
Distribution of
a Participant's Stock Account and Cash Account in a single lump sum; or

(2)
Distribution of a
Participant’s Stock Account and Cash Account in substantially equal, annual installments over a period not exceeding five years (provided that the period over which installments may be distributed may be extended an additional year
(up to an additional five years) for each $132,000 or fraction thereof by which his Stock Account and Cash Account exceed $660,000 (as adjusted after 1994 for increases in the cost of living pursuant to Section 409(o) (2) of the Code)) or

(3)
Any combination of the
foregoing.

(c)   Unless a Participant elects otherwise, distribution of his
Capital Accumulation shall commence not later than 60 days after the Allocation
Date coinciding with or next following the latest of (1) his 65th birthday, (2)
the tenth anniversary of the date he became a Participant, or (3) his termination of Service. The distribution of the Capital Accumulation of any
Participant who attains age 70-1/2 in a Plan Year must commence not later than
April 1st of the next Plan Year (even if he has not terminated Service) and must be made in accordance with the regulations under Section 401(a) (9) of the Code, including Section 1.401(a) (9)-2 of the regulations thereunder. If the Trustees cannot determine the amount of a Participant’s Capital Accumulation by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which the Trustees can determine his Capital Accumulation or after the date on which the Trustees locate the Participant.

(d)   If any part of a Participant’s Capital Accumulation is
retained in the Trust after

his Service ends, his
Accounts will continue to be treated as described in Section 6. Except as otherwise provided in Section 3 (b), however, such Accounts shall not be credited with any additional Employer Contributions and Forfeitures. In addition, a Participant’s entire Capital Accumulation may be segregated and invested in assets other than Company Stock (as determined by the Trustees).

Section 12.
In-Service Distributions.

(a)   Cash Dividends - If so determined by the Board of
Directors, any cash dividends payable on Company Stock allocated to the Stock
Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the
Trustees to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or the Company may pay such dividends directly to the Participants (or
Beneficiaries). Such distribution (if any) of cash dividends may be limited to
Participants who are still Employees, or may be applicable to cash dividends on all shares allocated to Participants’ Stock Accounts.

(b)   Diversification - A Participant who has attained age 55
and completed at least ten years of participation in the Plan shall be notified of his right to elect to withdraw a portion of the balance in his Stock Account, as provided in Section 401(a) (28) (B) of the Code. An election to withdraw must be made on the prescribed form and filed with the Trustees within the 90-day period immediately following the Allocation Date of a Plan Year in the Election
Period. For purposes of this Section 12(b), the "Election Period" means the period of six consecutive Plan Years beginning with the Plan Year in which the
Participant first becomes eligible to make a withdrawal.

For each of the first five Plan Years in the Election Period, the Participant may elect to withdraw an amount which does not exceed 25% of the number of shares of Company Stock allocated to his Stock Account since the inception of the Plan, less all shares with respect to which amounts have previously been withdrawn under this Section 12 (b). In the case of the sixth Plan Year in the
Election Period, the Participant may elect to withdraw an

amount which does not
exceed 50% of the number of shares of Company Stock allocated to his Stock
Account since the inception of the Plan, less all shares with respect to which amounts have previously been withdrawn under this Section 12 (b). No withdrawal election shall be permitted if the balance in a Participant’s Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a
Fair Market Value of $500 or less, unless and until the balance in his Stock
Account as of a subsequent Allocation Date in the Election Period exceeds $500.

Any distribution under this Section 12(b) shall be made in cash or in shares of
Company Stock as determined by the Trustees, shall occur within 90 days after the 90-day period in which the election may be made and shall be subject to the provisions of Section 13(d) and (e).

Section 13.
How Capital Accumulation Will Be Distributed.

(a)   Distribution of a Participant’s Capital Accumulation will
be made in shares of Company Stock, cash or a combination of both, as determined by the Trustees; provided, however, that (except as provided in Section 12 (b))
the Trustees shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of Company Stock (with only the value of any fractional share paid in cash)

(b)   If the Charter or Articles of Incorporation and/or bylaws of the
Company restrict the ownership of substantially all outstanding shares of
Company Stock to current Employees and the Trust, the distribution of a
Participant’s Capital Accumulation may be made entirely in cash without granting him the right to demand distribution in Company Stock. Alternatively,
Company Stock may be distributed subject to the requirement that it be immediately resold to the Company (or to the Trust) under payment terms that comply with Section 14 (b). In the absence of such a restriction, the Trustees may elect to distribute a Participant’s Capital Accumulation in cash, subject to his right to demand distribution in shares of Company Stock.

(c)   Distribution of a Participant’s Capital Accumulation will
be made to the Participant if living, and if not, to his Beneficiary. In the event of a Participant’s death, his Beneficiary shall be his surviving spouse, or if none, his estate. A Participant (with the written consent of his
spouse, if any, acknowledging the effect of the consent and witnessed by a notary public or Plan representative) may designate a different Beneficiary or
Beneficiaries from time to time by filing a written designation with the
Trustees. A deceased Participant’s entire Capital Accumulation shall be distributed to his Beneficiary within five years after his death, except to the extent that distribution has previously commenced in accordance with Section
11(b) (2).

(d)   The Company shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust (other than any dividend distributions under Section 12 (a)). If a distribution is one to which Sections 401(a) (11) and 417 of the Code do not apply (i.e., an
"eligible rollover distribution" as described in Section 13 (e)), such distribution may commence less than 30 days after the notice required under
Section l.41l(a)-II(c) of the regulations is given, provided that: (1) the
Trustees clearly inform the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option) and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(e)   A distributee may elect, at the time and in the manner
prescribed by the Company, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a

specified period of ten years or more; (2) any
distribution to the extent such distribution is required under Section 401(a)
(9) of the Code; and (3) the portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities)

An "eligible retirement plan" is an individual retirement account described in
Section 408(a) of the Code, an individual retirement annuity described in
Section 408(b) of the Code, an annuity plan described in Section 403(a) of the
Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. In the case of an eligible rollover distribution to the surviving spouse, however, an eligible retirement plan is an individual retirement account or individual retirement annuity.

A "distributee" includes an Employee or former Employee. In addition, the
Employee’s or former Employee’s surviving spouse and the
Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

Any election under this Section 13(e) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the
Trustees in order to comply with Section 401(a) (31) of the Code.

The amount distributed to a Participant or Beneficiary under the Plan shall, notwithstanding any provision herein to the contrary, be reduced to the extent necessary to comply with the income tax withholding rules under the Code.

Section 14.
Rights, Options and Restrictions on Company Stock.

(a)   Any shares of Company Stock distributed by the Trust shall be subject to a "right of first refusal." The right of first refusal shall provide that, prior to any subsequent transfer, the shares must first be offered for purchase in writing to the Company, and then to the Trust, at the then Fair
Market Value. A bona fide written offer from an independent prospective buyer shall be deemed to be the Fair Market Value for this purpose. The Company and the Trust shall have a total of 14 days to exercise the right of first refusal on the same terms offered by a prospective buyer. The Company may require that a
Participant entitled to a distribution of Company Stock execute an appropriate stock transfer agreement (evidencing the right of first refusal) prior to receiving a certificate for Company Stock. The Board of Directors may establish reasonable procedures relating to this right of first refusal.

(b)   The Company shall provide a "put option" to any Participant (or
Beneficiary) who receives a distribution of Company Stock. The put option shall permit the Participant (or Beneficiary) to sell such Company Stock to the
Company at any time during two option periods, at the then Fair Market Value.
The first put option period shall be for at least 60 days beginning on the date of distribution. The second put option period shall be for at least 50 days beginning after the new determination of Fair Market Value (and notice to the
Participant thereof) in the following Plan Year. The Company may allow the Trust to purchase shares of Company Stock tendered to the Company under a put option.
The payment for any Company Stock sold under a put option shall be made within
30 days if the shares were distributed as part of an installment distribution.
If the shares were distributed in a lump sum distribution, payment shall commence within 30 days and may be made in a lump sum or in substantially equal, annual installments over a period not exceeding five years, with adequate security provided and interest payable at a reasonable rate on any unpaid installment balance (as determined by the Company or the

Trustees).

(c)   Shares of Company Stock held or distributed by the Trust may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and state securities laws. Except as otherwise provided in Section 13(b) and this
Section 14, no shares of Company Stock held or distributed by the Trustees may be subject to a put, call or other option, or buy-sell or similar arrangement.
The provisions of this Section 14 shall continue to be applicable to Company
Stock even if the Plan ceases to be an employee stock ownership plan under
Section 4975(e) (7) of the Code.

Section 15.
No Assignment of Benefits.

A Participant’s Capital Accumulation may not be anticipated, assigned
(either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with a
"qualified domestic relations order" (as defined in Section 414 (p) of the
Code).

Section 16.
Administration.

(a)   Trustees - The Plan will be administered by Trustees
consisting of individuals appointed to serve without compensation (unless the
Trustee is an institution in which case it will be paid such reasonable fee as it and the Company agree). The number of members of the Trustees shall be determined and may, from time to time, be increased or decreased by the Board of
Directors. The Board of Directors will appoint the members of the Trustees and determine their terms of office. The members of the Trustees shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan. Members of the Trustees need not be Employees or
Participants. Any member of the Trustees may resign by giving 60 days’
notice, in writing, to the Board of Directors. They may be removed by the Board of Directors upon 60 days’ written notice.

(b)   Trustees’ Action - Trustees’ action will be by
a vote of the majority of the members at a meeting or in writing without a meeting. A member of the Trustees who is a Participant shall not vote on any question relating specifically to himself.

The Trustees shall choose from their members a Chairperson and a Secretary. The
Chairperson or the Secretary of the Trustees shall be authorized to execute any certificate or other written direction on behalf of the Trustees. The Secretary shall keep a record of the Trustees’ proceedings and of all dates, records and documents pertaining to the administration of the Plan.

(c)   Powers and Duties of the Trustees - The Trustees shall
have all powers necessary to enable them to administer the Plan and the Trust
Agreement in accordance with their provisions, including without limitation the following:

(1)
resolving all
questions relating to the eligibility of Employees to become Participants;

(2)
determining the
appropriate allocations to Participants' Accounts pursuant to Section 6;

(3)
determining the amount of
benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

(4)
authorizing and directing
all disbursements of Trust Assets;

(5)
establishing procedures
in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

(6)
engaging any
administrative, legal, accounting, clerical or other services that they may deem appropriate;

(7)
construing and
interpreting the Plan and the Trust Agreement and

adopting rules for
administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

(8)
compiling and maintaining
all records they determine to be necessary, appropriate or convenient in connection with the administration of the Plan;

(9)
selecting an independent
appraiser and determining the Fair Market Value of Company Stock as of such dates as they determine to be necessary or appropriate; and

(10)
executing agreements and
other documents on behalf of the Plan and Trust.

The Trustees shall be responsible for the investment of Trust Assets. The
Trustees shall establish a funding policy and method for acquiring Company Stock and for otherwise investing the Trust Assets in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

The Trustees shall perform their duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries). Any discretion granted to the Trustees under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Trustees which shall be applicable on a nondiscriminatory basis.

(d)   Expenses - All reasonable expenses of administering the
Plan and Trust shall be charged to and paid from Trust Assets. The Company may elect to pay such expenses directly. Payment of expenses by the Company shall not be deemed to be Employer Contributions.

(e)   Information to be Submitted to the Trustees - To enable
the Trustees to perform their functions, the Company shall supply full and timely information to the Trustees on all matters as the Trustees may require, and shall maintain such other records as the Trustees may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

(f)   Delegation of Fiduciary Responsibility - The Trustees
from time to time may allocate to one or more of their members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the
Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets max’ not be allocated or delegated. Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Trustees and shall be terminable upon such notice as the Trustees in their discretion deem reasonable and proper under the circumstances.

(g)   Bonding, Insurance and Indemnity - To the extent required
under Section 412 of ERISA, the Company shall secure fidelity bonding for the fiduciaries of the Plan.

To the extent reasonable, the Company or the Trustees shall obtain a policy or policies of insurance for the Trustees (and any other fiduciaries of the Plan)
to cover liability or loss occurring by reason of the act or omission of a fiduciary. If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary. The Company hereby indemnifies each member of the Trustees (to the extent permitted by law) against any personal liability or expense resulting from his service on the Trustees, except such liability or expense as may result from his own willful misconduct.

(h)   Notices, Statements and Reports - The Company shall be
the "Plan Administrator" (as defined in Section 3(16) (A) of ERISA and Section
414(g) of the Code) for purposes of the reporting and disclosure requirements of
ERISA and the Code. The Trustees shall assist the Company, as requested, in complying with such reporting and disclosure requirements. The Trustees shall be the designated agent of the Plan for the service of legal process.

Section 17.
Claims Procedure.

A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Trustees. The claim for benefits must be in writing and addressed to the Trustees or to the
Company. If the claim for benefits is denied, the Trustees shall notify the
Participant (or Beneficiary) in writing within 90 days after the Trustees initially receive the benefit claim. Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or
Beneficiary) to perfect his claim and the steps which the Participant (or
Beneficiary) must take to have his claim for benefits reviewed.

Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Trustees. The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim. The decision of the
Trustees will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant. Such written notice shall set forth the basis for the Trustees’ decision. If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Trustees’ decision shall be rendered not later than 120 days after receipt of a request for review. Notwithstanding any provision in the Plan to the contrary, any determination made by the
Trustees relating to benefit claims or entitlements shall be final and binding, unless the Trustees’ decision was clearly erroneous or arbitrary and capricious.

Section 18.
Limitation on Participants' Rights.

A Participant’s Capital Accumulation will be based only on his vested interest in his

Accounts and will be paid
only from the Trust Assets. Neither the Company nor the Trustees shall have any duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between the Company and any Employee, or to be a consideration for, or an inducement or condition of, any employment.
Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of the Company or to interfere with the right of the
Company to discharge, with or without cause, any Employee at any time.

Section 19.
Future of the Plan.

The Company reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors, including any amendment to comply with any change in the law. Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of
Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

The Company specifically reserves the right to amend the Plan and the Trust
Agreement retroactively in order to satisfy any applicable requirements of the
Code and ERISA.

The Company reserves the right to terminate the Plan in the event of a determination by the Internal Revenue Service (after a timely Application for
Determination is filed by the Company) that the Plan initially fails to satisfy the applicable requirements of Sections 401(a) and 4975(e) (7) of the Code. In
that event, all Trust Assets shall (upon a determination by the Trustees) be distributed to Participants, and the Plan shall terminate.

If the Plan is terminated (or partially terminated) participation of
Participants affected by the termination will end. If Employer Contributions are not replaced by contributions to a comparable plan which meets the requirements of Section 401(a) of the Code, the Accounts of only those Participants who are
Employees on the effective date of the termination will become nonforfeitable as of that date. A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose. The Capital
Accumulations of those Participants whose Service terminated prior to the effective date of the Plan’s termination will continue to be determined pursuant to Section 10(a); and, to the extent that such Participants are not vested, the non-vested balances in their Accounts will become Forfeitures to be reallocated as of the effective date of the Plan’s termination.

After termination of the Plan, the Trust will be maintained until the Capital
Accumulations of all Participants have been distributed. Capital Accumulations must be distributed as soon as practicable following termination of the Plan. In the event that Company Stock is sold in connection with the termination of the
Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated)

All actions by the Company under this Section 19 shall be taken by the
Board of Directors.

Section 20.
"Top-Heavy" Contingency Provisions.

(a)   The provisions of this Section 20 are included in the Plan pursuant to Section 401(a) (10) (B) (ii) of the Code and shall become applicable only if the Plan becomes a "top-heavy plan" under Section 416(g) of the Code for any Plan Year.

(b)   The determination as to whether the Plan becomes "top-heavy" for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year by considering the Plan together with any other defined contribution plan and/or defined benefit pension plan sponsored by the Company and under which the Participant is covered. The Plan (and any such defined contribution plan or defined benefit pension plan) shall be
‘top-heavy’ only if the total of the account balances under the Plan and the defined contribution plan, and the accrued benefits under any defined benefit pension plan, for "key employees" as of the determination date exceeds
60% of the total of the account balances and accrued benefits for all
Participants. For such purpose, account balances and accrued benefits shall be computed and adjusted pursuant to Section 416(g) of the Code. "Key employees"
shall be certain Participants (who are officers or shareholders of the Company)
and Beneficiaries described in Section 416(i) of the Code.

(c)   For any Plan Year in which the Plan is "top-heavy," each
Participant who is an Employee on the Allocation Date (and who is not a "key
employee") shall receive a minimum allocation of Employer Contributions and
Forfeitures which is equal to the lesser of:

(1)
3% of his
Compensation; or

(2)
the same percentage of
his Compensation as the allocation to the "key employee" for whom the percentage is the highest for that Plan Year.

(d)   For any Plan Year in which the Plan is "top-heavy," with respect to any Participant covered under a defined benefit pension plan, the "defined benefit plan fraction" and the "defined contribution plan fraction" referred to in Section 415(e) of the Code shall be

computed by substituting
"1.0" in lieu of "1.25" in both denominators.

(e)   As of the first day of any Plan Year in which the Plan has become "top-heavy,’ the vesting schedule in Section 10(a)(1) shall be amended (with respect to any Employee who is credited with at least one Hour of
Service after the Plan has become "top-heavy") to read as follows, except as expressly provided in Section 10(a)(2).

Nonforfeitable

Credited Service

Percentage

Less than Two Years

0%

Two Years

20%

Three Years

40%

Four Years

60%

Five Years

80%

Six Years or More

100%

If the Plan ceases to be "top-heavy," the Capital Accumulation of a Participant who, at that time, has less than three years of Service shall thereafter be determined under the vesting schedule in Section 10(a) (1), instead of the vesting schedule in this Section 20 (e), except that his nonforfeitable percentage shall not be reduced below the nonforfeitable percentage that he had at the time the Plan ceased to be "top-heavy." If the Plan ceases to be
"top-heavy," the Capital Accumulation of a Participant who, at that time, has three or more years of Service shall continue to be determined under the vesting schedule in this Section 20(e).

Section 21.
Governing Law.

The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of Oregon to the extent such laws are not superseded by ERISA.

Section 22.
Execution.

To record the adoption of this Plan, the Company has caused this document to be executed on this 27th day of September, 1996.

NAUTILUS PLUS OF OREGON, INC.

By:

Jack E.Garrison, President

By:

Deane T. Garrison, VP/Secretary

EXHIBIT 5.1

November 12, 2001

Bally Total Fitness Holding Corporation

8700 West Bryn Mawr Avenue

Chicago, Illinois 60631

Re:
Registration Statement on
Form S-8 with respect to 5,275 Shares of Common Stock, par value $.01 per share, of Bally Total Fitness Holding Corporation

Ladies and Gentlemen:

In connection with the preparation and filing by Bally Total Fitness Holding
Corporation, a Delaware corporation (the "Company"), with the Securities and
Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration
Statement") relating to the issuance by the Company of 5,275 shares (the
"Shares") of the Company’s common stock, par value $.01 per share to the
Nautilus Plus of Oregon Inc. Employee Stock Ownership Plan (the "Plan").

In my capacity as Associate General Counsel for the Company, I am familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such instruments, documents, and corporate records as I have deemed relevant, necessary and appropriate for the basis of my opinion hereinafter expressed.

In my examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to authentic original documents of all documents submitted to me as copies; and (c)
the trust, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates I have reviewed.

I have investigated such questions of law for the purpose of rendering the opinions in this letter as I have deemed necessary. I express no opinion in this letter concerning any law other than the General Corporation Law of the State of
Delaware and the federal law of the United States of America. I am licensed in the State of Illinois.

I am not issuing any opinion as to compliance with any antifraud law, rule or regulation relating to securities or to the sale or issuance thereof. Finally, I express no opinion as to matters of municipal law or the laws of any other local agencies or governmental or regulatory authorities within any state.

Subject to the foregoing and based on my examination, I am of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid, and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the
Act, or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

Very truly yours,

Ronald E. Siegel

Associate General Counsel

EXHIBIT 5.2

INTERNAL REVENUE SERVICE
Employer Identification
Number:

DEPARTMENT OF THE TREASURY

93-0781964

P.O. BOX 2506
DLN:

CINCINNATI, OH 45202

17007066013041

Person to Contact:

Date: July 9, 2001

MARGO FLETCHER ID# 95063

Contact Te1ephone Number:

NAUTILUS PLUS OF OREGON INC

(877) 823-5500

C/O ROBIN L STRUVE
Plan Name:

LATHAM & WATKINS

NAUTILUS PLUS OF OREGON INC ESOP

233 5 WACKER DR STE 5600
Plan Number: 002

CHICAGO, IL 60606-0000

Dear Applicant:

We considered the information you sent us and have determined that your termination of this plan does not adversely affect its qualification for federal tax purposes. Please note that this is not a determination regarding the effect of other federal or local statutes.

Publication 794 explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

Even though you have terminated this plan, we would like to remind you of certain filing obligations. The related tax-exempt trust, custodial account, or other payers who are responsible for making payments may be required to file information returns on Form 1099-R, with Form 1096, for amounts paid or made available to any individual or beneficiary.

In addition, you must continue to file a Form 5500 series return annually until all plan assets are distributed. The last return filed required is the one filed for the year in which distribution is completed. Be sure to check ‘Final
Return" box at the top of page 1.

This determination applies to the proposed termination date of 8/31/2000.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated 6/26/2001. The proposed amendments should be adopted on or before the date

prescribed by the
regulations under Code section 401(b)

This plan satisfies the nondiscrimination in amount requirement of section
1.401(a)(4)-l(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan’s coverage group. For this purpose, the plan’s coverage group consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

This determination letter may not be relied on with respect to whether the subject plan’s exclusion classifications violate the minimum age or service requirements of section 410 of the Code by indirectly imposing an impermissible age or service requirement.

The requirement for employee benefits plans to file summary plan descriptions
(SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997.
For more details, call 1-800-998-7542 for a free copy of the SPD card.

We have sent a copy of this letter to your representative as indicated in the
Power of Attorney.

Please keep this letter in your permanent records. If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

Sincerely yours,

Paul T. Shultz

Director,

Employee Plans Rulings & Agreements

Enclosures:

Publication 794

EXHIBIT 23.1

CONSENT OF
INDEPENDENT AUDITORS

We consent to the
incorporation by reference in the Registration Statement (Form S-8) of Bally
Total Fitness Holding Corporation for the registration of 5,275 shares of its common stock of our report dated February 13, 2001, except for the Subsequent events note, as to which the date is March 7, 2001, with respect to the consolidated financial statements and schedule of Bally Total Fitness Holding
Corporation included in its Annual Report (Form 10-K) for the year ended
December 31, 2000, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Chicago, Illinois

November 5, 2001